Exhibit 5.1

August 9, 2023

PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PowerFleet, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of (i) an aggregate of 405,000 shares (the “Inducement Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to Stock Option Inducement Award Agreements providing for inducement stock option grants between the Company and David Wilson, the Company’s Chief Financial Officer (the “Award Agreements”), which were entered into in connection with Mr. Wilson’s entering into employment with the Company in accordance with the inducement grant exception under Rule 5635(c)(4) of the Nasdaq Listing Rules, and (ii) 1,000,000 shares (the “Plan Shares”) of Common Stock issuable pursuant to the terms of and in the manner set forth in the Company’s 2018 Incentive Plan, as amended (the “Plan”).

This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We advise you that we have examined executed originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, (iii) the Award Agreements, (iv) the Plan and (v) corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinion expressed below.

We have assumed for purposes of rendering the opinion set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

August 9, 2023

On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion, (i) the Inducement Shares have been duly authorized and, when issued and paid for pursuant to the terms of and in the manner set forth in the Award Agreements, will be validly issued, fully paid and non-assessable, and (ii) the Plan Shares have been duly authorized and, when issued and paid for pursuant to the terms of and in the manner set forth in the Plan, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We express no opinion as to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP